Exhibit 23.3


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Amended Omnibus Incentive Plan of LightPath Technologies, Inc. of our report dated August 2, 1996, with respect to the statements of operations, stockholders' equity (deficiency in net assets), and cash flows of LightPath Technologies, Inc. for the year ended June 30, 1996, included in the Annual Report (Form 10KSB) for the year ended June 30, 1997.

                                                               Ernst & Young LLP

Tucson, Arizona
December 4, 1997